EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-49494, 333-56654, 333-77052, 333-89220, 333-104100, 333-118048, 333-124660, 333-131402 and 333-140371) of Transmeta Corporation of our reports dated March 16, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP
San Jose, California
March 16, 2008